EXHIBIT 99.1
Sales Plan
     Sales Plan, dated September 19, 2007 (the “Sales Plan”), between R F D Holdings Ltd. (“Seller”) and Crowell, Weedon & Co. (“Broker”). The purpose of this Sales Plan is to achieve the investment objectives of broader diversification of investments, while reducing the risk of over concentration in a particular investment.
     RECITALS
     WHEREAS, Seller desires to establish this Sales Plan to sell ordinary shares (the “Stock”) of Consolidated Water Co. Ltd. (the “Issuer”); and
     WHEREAS, Seller desires to sell a total of 50,000 shares of Stock at not less than $30.00 per share (the “Total Plan Shares”); and
     WHEREAS, Seller desires to engage Broker to effect sales of shares of Stock in accordance with the Sales Plan;
     NOW, THEREFORE, Seller and Broker hereby agree as follows:
     A. IMPLEMENTATION OF THE SALES PLAN
     1. Subject to Paragraph A.7., Broker shall effect sales (each a “sale”) as provided herein. Beginning on September 24, 2007 and thereafter during each calendar week commencing on each Monday (“Trade Week”), a limit order for 2,000 shares of Stock (or, if less than the Total Plan Shares remain, such remaining amount) will be placed. If, consistent with ordinary principles of best execution or for any other reason, Broker cannot sell any or all of the 2,000 shares of Stock during the Trade Week, then the amount of such shortfall shall be sold as soon as practicable on the immediately succeeding weeks.
     2. Seller acknowledges and agrees that Broker will handle the above order on a best efforts basis. In the event any limit prices of orders are away from the prevailing market prices at any time, there can be no assurance that such orders will be executed in whole or in part. Seller agrees that all orders may be partially executed and will not be treated as an all or none order.
     3. Seller has deposited 50,000 shares of Stock into a brokerage account (the “Account”). Broker shall withdraw Stock from Seller’s Account in order to effect sales of Stock under this Sales Plan. If in any week that sales are to be made under this Sales Plan the number of shares of Stock in Seller’s Account is less than the number of shares to be sold in such week, then Broker shall notify Seller promptly of such deficiency, and Seller agrees to promptly deposit into the Account the number of shares of Stock necessary to eliminate such deficiency.
     4. Subject to Paragraph A.10., Seller agrees not to remove or transfer shares of Stock out of the Account. Upon notification pursuant to Paragraph A.10., Seller shall have the right to remove the portion of the Total Plan Shares subject to such Private Sale or Gift from Seller’s Account.
     5. To the extent that any Stock remains in Seller’s Account upon termination of this Sales Plan, if requested to do so by seller, Broker agrees to return such Stock promptly to the Issuer’s transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of Seller.
     6. Broker will deduct its reasonable and customary commissions from the proceeds of sales of Stock under this Sales Plan, together with any other expenses incurred by Broker in connection with such sales.
     7. Subject to Paragraph E.6., this Sales Plan shall become effective on September 24, 2007 (“Effective Date”) and shall terminate on the earliest of one year from the Effective Date, the date on which the Total Plan Shares have been sold, the date this Sales Plan is terminated pursuant to Paragraph E.3, on the date of a public announcement of a merger, recapitalization acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the shares of the Issuer into shares of a company other than the Issuer or on the conversion of the shares of Stock of the Issuer into rights to receive fixed amounts of cash or into debt securities and/or preferred stock (whether in whole or in part).
     8. Seller acknowledges and agrees that he does not have authority, influence or control over any sales of Stock effected by Broker pursuant to this Sales Plan, and will not attempt to exercise any authority, influence or control over such sales. Broker agrees not to seek advice from Seller with respect to the manner in which it effects sales under this Sales Plan. Seller understands that Broker shall have discretion as to the timing of the sales of Stock within each calendar week.
     9. Seller will be notified of all transactions pursuant to customary trade confirmations that are provided in the normal course of business.
     10. Seller agrees that he will notify Broker as soon as possible in the event he consummates a private sale of any portion of the Total Plan Shares to the Issuer (a “Private Sale”) or makes a bona fide gift of any portion of the Total Plan Shares (a “Gift”). Seller agrees that in the event that any sale of a portion of the Total Plan Shares by Broker pursuant to this Sales Plan, when combined with a Private Sale or a Gift, results in the sale of Stock in excess of the Total Plan Shares, Seller shall be responsible for delivering additional Stock to Broker to cover the excess number of shares sold.
     11. Seller understands that Broker may not be able to effect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to Broker, an insufficient number of shares of Stock being in the Account or a pending sale under this Sales Plan causing Seller to exceed any applicable volume limitations of Rule 144 or 145 under the Securities Act of 1933 (the “Securities Act”). If any sale cannot be executed as required by Paragraph A.1. due to a market disruption, a legal, regulatory or contractual restriction applicable to Broker or any other such event, Broker shall effect such sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, or, at the discretion of Broker, the Sales Plan may be terminated.
     12. It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”) and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).
     13. All numbers of shares specified in Section A.1. shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or if any similar type of change in capitalization with respect to the Stock becomes effective during the Sales Plan period.
     B. RULES 144 AND 145
     The following three paragraphs shall only apply to the extent Seller is subject to Rules 144 and 145.
     1. Broker agrees to conduct all sales in accordance with the manner of sale requirement of Rule 144 or 145 under the Securities Act, and in no event shall Broker effect any such sale if such sale would exceed the then applicable volume limitation under Rule 144, assuming Broker’s sales under this Sales Plan and those notified to Broker pursuant to Paragraph B.3. are the only sales subject to that limitation. Seller will be responsible for completing and filing all required Form 144’s prior to the sale of any Stock covered under Rule 144. Seller agrees to promptly provide Broker with a copy of any Form 144 filing made by Seller. In the event Seller requests, and Broker agrees, in writing, to make certain Form 144 filings, Seller hereby appoints Broker as agent and attorney-in-fact to execute, file and submit, on behalf of Seller, any such required Form 144’s.
     2. Each such Form 144 shall state in the “Remarks” section that the sales thereunder are being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c), shall include the date Seller adopted this Sales Plan and shall indicate that the representation regarding Seller’s knowledge of material information speaks as of the adoption date of this Sales Plan.
     3. Seller agrees not to take any action that would cause the sales not to comply with Rule 144 or 145, and Seller agrees not to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take any action that would cause the sales not to comply with Rules 144 or 145. Seller will provide notice of any such transactions during the three months preceding the date hereof and may not enter into any other selling program or transaction without the prior consent of Broker.

     C. REPRESENTATIONS AND AGREEMENTS OF SELLER
     1. Seller represents and warrants that as of the time of execution of this Sales Plan, Seller: (a) is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and, (b) is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws.
     2. At the time of Seller’s execution of this Sales Plan, Seller has not entered into or altered a corresponding or hedging transaction with respect to the Stock. Seller agrees not to enter into any such transaction while this Sales Plan remains in effect.
     3. Seller agrees to make all filings, if any, required under and monitor his compliance with Sections 13(d), 13(g) and 16 of the Exchange Act.
     4. Except as provided in Paragraph B.1., Seller acknowledges and agrees that Broker has no duty to determine whether Sellers have violated Rules 144 or 145 under the Securities Act, or Sections 13(d), 13(g) or 16 of the Exchange Act or the rules adopted by the SEC thereunder. Seller understands that this Plan in no way alters his obligations and responsibilities under Section 16, including those prohibitions against short swing profits.
     5. Seller understands that there may be specific state law restrictions or limitations applicable to this Sales Plan. Seller acknowledges and agrees that Broker has not provided Seller with any tax, accounting or legal advice. Seller understands that he should seek the advice of counsel regarding this Sales Plan and the various securities and tax law issues related thereto.
     6. Seller agrees to notify Broker immediately in the event of trading restrictions being imposed as the result of any lock up event restricting sales by affiliates, such as a stock offering, tender offer or acquisition transaction.
     7. Seller represents and warrants that he is able to sell shares of Stock, as contemplated by this Sales Plan, in accordance with the Issuer’s insider trading policies and Seller has obtained the acknowledgement of the Issuer to enter into this Sales Plan. Seller further represents and warrants that the Stock is not subject to any liens, security interests or other impediments to transfer (except for limitations imposed by Rules 144 or 145, if applicable).
     D. INDEMNIFICATION AND LIMITATION ON LIABILITY
     1. Seller agrees to indemnify and hold harmless Broker and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Broker’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller’s representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. Seller will not be liable under the foregoing sentence to the extent that any claim, loss, damage or liability is found in a final judgement by a court to have resulted from the bad faith, gross negligence or willful misconduct of Broker or its directors, officers, employees or affiliates. This indemnification shall survive termination of this Sales Plan.
     2. Notwithstanding any other provision hereof, Broker shall not be liable to Seller for: (a) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (b) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.
     E. GENERAL
     1. This Sales Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to choice of law principles and may be modified or amended only by a writing signed by the parties hereto and acknowledged by the Issuer.
     2. This Sales Plan shall be subject to all terms and conditions governing Seller’s Account, including the Account Agreement.
     3. Notwithstanding anything to the contrary herein, Seller and/or Issuer may notify Broker to terminate this Sales Plan. Seller may also notify Broker to modify sales under this Sales Plan; provided, however, that such modification shall not be effective until 7 days after the notification thereof. Any such modification or termination shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule l0b5-1 or other applicable securities laws. Seller agrees that he will not modify this Sales Plan at any time that he is aware of any material non-public information about the Issuer and/or the Stock.
     4. All notices to Broker under this Sales Plan shall be given to Broker’s office by facsimile at (213) 244-9388 or by certified mail at One Wilshire Boulevard, Los Angeles, California 90017. Attention: Neil Berlant. Upon termination or suspension of this Sales Plan, Broker will send notice to Seller and Issuer to the address provided below.
     5. Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Broker.
     6. This Sales Plan shall not be effective until executed by Seller and Broker, and acknowledged by Issuer. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Witness the following signatures for the Sales Plan, dated as of September 19, 2007 between R F D Holdings Ltd. and Crowell, Weedon & Co.:

By: R F D Holdings Ltd.	September 19, 2007
Name: Jeffrey M. Parker
Title: Director

/s/ Jeffrey M. Parker

By: Crowell, Weedon & Co.	September 21, 2007
Name: James L. Cronk
Title: Director of Operations and Partner

/s/ James L. Cronk

Acknowledged:

By: Consolidated Water Co. Ltd.	September 19, 2007
Name: Frederick W. McTaggart
Title: President
Address: Box 1114, Grand Cayman
KYI- 1102 Cayman Islands

/s/ Frederick W. McTaggart

SCHEDULE A
Communications required by the Plan shall be made to the following persons in accordance with
Section A.9. of such Plan:

To Seller:	Name: Jeffrey M. Parker R F D Holdings Ltd. Address: P. O. Box 30749 Grand Cayman KY1-1203 Cayman Islands, B.W.I. Telephone: 345 945 8883 Fax: 345 945 8885 Email: jeffp@candw.ky
To Issuer:	To Outside Counsel:
Name: Leslie J. Croland, P.A.
Edwards Angell Palmer & Dodge LLP
Address: 350 East Las Olas Blvd.
Suite 1150
Ft. Lauderdale, FL 33301-4215
Telephone: 954-667-6129
Fax: 954-727-2601
E-Mail: Lcroland@eapdlaw.com
To Broker:	Name: Neil Berlant Crowell, Weedon & Co. Address: One Wilshire Blvd. Los Angeles, CA 90017 Telephone: (213) 244-9245 Fax: (213) 244-9388 Email: nberlant@crowellweedon.com